                                                                   EXHIBIT 23.8


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 7, 1997, with respect to the combined financial statements of Lockheed Martin Communications Systems Division as of and for the year ended December 31, 1996 (not presented separately herein) and for the year ended December 31, 1995, included in Amendment No. 1 to the Registration Statement on Form S-4 and related Prospectus of L-3 Communications Corporation for the registration of its 8% Senior Subordinated Notes due 2008.


                                                          /s/ Ernst & Young LLP


Washington, D.C.
January 13, 1999